UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2006

IMAGEWARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10883 Thornmint Road
San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3          Securities and Trading Markets

ITEM 3.01.            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

We received notice on May 30, 2006, from the American Stock Exchange (“AMEX”) notifying us that AMEX has determined that our company is not in compliance with Section 1003(a)(ii) and Section 1003(a)(iii) of the AMEX Company Guide. Specifically, AMEX noted that the company’s shareholder’s equity was less than $4,000,000 and  losses from continuing operations were incurred in three of the last four fiscal years, and that shareholder’s equity was less than $6,000,000 and losses from continuing operations were incurred in the last five fiscal years.

In addition, AMEX determined that we are not in compliance with Section 1003(a)(iv) of the Company Guide in that we have sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that we appear questionable, in the opinion of AMEX, as to whether we will be able to continue operations and/ or meet our obligations as they mature. This notice is based upon a review by AMEX of our company’s Form 10-KSB for the year ended December 31, 2005, which included a going concern qualification to the audit opinion.

As a result, we have become subject to the procedures and requirements of Section 1009 of the Company Guide. To maintain an AMEX listing, we must submit a plan to AMEX by June 29, 2006, which demonstrates to AMEX that the company will be back in compliance with the continued listing standards within a maximum of 18 months from the date of notification by AMEX. We are taking steps to prepare and submit a plan to AMEX on or before June 29, 2006, of actions taken and to be taken to bring our company into compliance with the listing standards within 18 months.

The Listings Qualifications Department of AMEX will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months. If AMEX accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If AMEX does not accept our plan, we do not submit a plan, we fail to make progress consistent with our plan, or we are not in compliance by the end of the 18 month period, AMEX may initiate delisting proceedings with respect to our common stock. Under AMEX rules, we have the right to appeal any determination by AMEX to initiate delisting proceedings.

Item 8.01.      Other Events.

On June 2, 2006, ImageWare  issued a press release concerning the AMEX notice described in Item 3.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1        Press release issued by ImageWare Systems, Inc. dated June 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a California corporation

Date: June 2, 2006	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer